UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 8, 2005

Sunstone Hotel Investors, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-32319	20-1296886
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

903 Calle Amanecer, Suite 100 San Clemente, California	92673
(Address of Principal Executive Office)	(Zip Code)

(949) 369-4000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

In connection with the closing on July 8, 2005 of the issuance and sale by Sunstone Hotel Investors, Inc. (the “Company”) of 4,102,564 shares of Series C Cumulative Convertible Redeemable Preferred Stock (the “Series C Preferred Stock”) to Security Capital Preferred Growth Incorporated, the Company, acting as the Managing Member of Sunstone Hotel Partnership, LLC (the “Operating Partnership”), entered into the Operating Partnership’s Second Amended and Restated Limited Liability Company Agreement (the “Second LLC Agreement”). The primary purpose of the Second LLC Agreement was to establish a series of membership interests in the Operating Partnership, designated the “Series C Cumulative Convertible Redeemable Preferred Units” (the “Series C Preferred Units”), to mirror the terms of the Series C Preferred Stock.

The Second LLC Agreement is filed herewith as Exhibit 10 to this Current Report on Form 8-K and is hereby incorporated by reference.

ITEM 5.03. AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On July 8, 2005, the Operating Partnership filed Articles Supplementary to its Articles of Amendment and Restatement (as amended) with the State Department of Assessment and Taxation of Maryland. The Articles Supplementary were effective upon filing. The Articles Supplementary established the Series C Preferred Stock referred to in Item 1.01.

The Articles Supplementary are filed herewith as Exhibit 3 to this Current Report on Form 8-K and are hereby incorporated by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

Exhibit Number	Exhibit Title
3	Articles Supplementary, as filed with the State Department of Assessments and Taxation of Maryland on July 8, 2005.

10	Second Amended and Restated Limited Liability Company Agreement of Sunstone Hotel Partnership, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sunstone Hotel Investors, Inc.

Date: July 13, 2005	By:	/s/ JON D. KLINE
Jon D. Kline Executive Vice President and Chief Financial Officer